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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Optical Coating Laboratory, Inc. 1993 Incentive Compensation Plan, Optical Coating Laboratory, Inc. 1995 Incentive Compensation Plan, Optical Coating Laboratory, Inc. 1996 Incentive Compensation Plan, Optical Coating Laboratory, Inc. 1998 Incentive Compensation Plan, Optical Coating Laboratory, Inc. 1999 Incentive Compensation Plan, Optical Coating Laboratory, Inc. 1999 Director Stock Plan, Optical Coating Laboratory, Inc. 1999 Employee Stock Purchase Plan and OCLI 401(k) Plan of our report dated September 12, 2001, with respect to the consolidated financial statements and schedule of JDS Uniphase Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
San Jose, California
September 17, 2001